                                                                   Exhibit 10(j)

EMPLOYMENT AGREEMENT WITH ERIC C. FAST - January 22, 2001

          The parties to this Employment Agreement (this "Agreement") are CRANE CO., a Delaware corporation (the "Company"), and ERIC C. FAST ("Mr. Fast"). Mr. Fast is currently employed as President and Chief Operating Officer of the Company under the terms of an employment agreement dated September 8, 1999 (the "Original Employment Agreement"). The Company desires to ensure itself of the services of Mr. Fast as Chief Executive Officer as of and following the resignation of R. S. Evans from such position and Mr. Fast desires to accept such employment on the terms and conditions set forth below.

          Accordingly, the parties, intending to be legally bound, agree as follows:

          1.   Employment and Term. The Company offers to employ Mr. Fast as the
               -------------------
President and Chief Executive Officer ("CEO") of the Company, and Mr. Fast accepts such employment with the Company, for the Term set forth below. The term of Mr. Fast's employment under this Agreement (the "Term") shall commence upon the date of the Company's 2001 annual shareholders meeting, provided that R. S. Evans resigns as CEO as of such date, or such other date agreed upon by the parties in writing (the "Effective Date"). The Term shall end on the second anniversary of that date, subject to extension of the Term as set forth in the immediately following sentence or earlier expiration of the Term as provided in
Section 7. The Term shall be automatically extended for one (1) additional year as of each annual anniversary of the Effective Date unless either the Company or Mr. Fast provides written notice to the other of non-renewal not later than ninety (90) days prior to any such anniversary date. In the event that the Term shall not commence as stated above, then this Agreement shall be of no force or effect and the Original Employment Agreement shall continue in full force and effect. During the Term, the Board of Directors of the Company (the "Board") shall nominate Mr. Fast to serve on the Board, and Mr. Fast agrees that, if elected as a director by the Company's stockholders, he shall serve as such.

     2.   Duties. During the Term, Mr. Fast shall serve as President and Chief
          ------
Executive Officer of the Company, and shall perform the duties, services and responsibilities and have the authority commensurate to such position. Mr. Fast shall report to the Board. Mr. Fast shall perform his duties at the Company's executive offices, reasonable periods of travel for business purposes excepted. Mr. Fast shall devote his best efforts to promote the Company's interests, and he shall perform his duties and responsibilities faithfully, diligently and to the best of his ability, consistent with sound business practices. Mr. Fast shall devote his full working time to the business and affairs of the Company. Nothing in this Agreement shall preclude Mr. Fast from devoting reasonable periods required for engaging in charitable and community activities, serving as a director of other companies and managing his personal investments; provided, that such activities do not, in the good faith determination of the Board, interfere in any material respect with the regular performance of his duties and responsibilities under this Agreement.

          3. Base Salary. During the Term, the Company shall pay Mr. Fast a base
             -----------
salary (the "Base Salary") at an annual rate of no less than $650,000. Such Base Salary shall be subject to increase from time to time during the Term at the discretion of the Board. The Base Salary shall be payable in accordance with the Company's regular payroll practices, but no less frequently than monthly.

EMPLOYMENT AGREEMENT WITH ERIC C. FAST - January 22, 2001

          4.   Incentive Compensation. During the Term, Mr. Fast shall be
               ----------------------
entitled to participate in the Company's EVA Incentive Compensation Plan (the "EVA Plan") with a participation percentage of 30% for the period from the commencement of the Term through December 31, 2001, and thereafter as fixed by the Board from time to time, subject to the terms and conditions of such Plan.

          5.   Other Benefits
               --------------

          (a)  Participation in Plans. During the Term, Mr. Fast shall be
               ----------------------
entitled to participate in and receive benefits as a senior executive under and subject to the terms and conditions of all of the Company's employee benefit plans, programs and arrangements, as they may be duly amended, approved or adopted by the Board from time to time, including any retirement plan, savings plan, life insurance plan, health insurance plan, accident or disability insurance plan and any vacation policy.

          (b)  Stock Option Awards. As of the date of the Board meeting in April
               -------------------
2001, Mr. Fast shall be granted non-qualified stock options to purchase 200,000 shares of Crane Common Stock. As of the date of the Board meeting in January 2002, Mr. Fast shall be granted non-qualified stock options to purchase 300,000 shares of Crane Common Stock. The foregoing share amounts are subject to appropriate adjustments to take account of the effect of any change in the number of issued shares of Crane Common Stock in connection with a stock dividend, stock split, recapitalization or similar event that occurs prior to the applicable grant date. The exercise price per share of each such stock option shall be equal to the fair market value per share of the Common Stock on the date of grant of such option. For this purpose, the "fair market value" shall be determined by the average of the high and low prices of the Common Stock on the New York Stock Exchange on the ten consecutive trading days ending on the date of grant. Each option shall vest and become exercisable 50% one year after the grant date, 75% two years after the grant date and 100% three years after the grant date. All of the terms and conditions of each such option shall be governed by and set forth in a written stock option agreement containing such terms and conditions, consistent with this letter and the applicable stock option plan, as are customary for such grants by the Company.

          (c)  Restricted Stock Award. As of the April 2001 Board meeting, Mr.
               ----------------------
Fast shall also be granted 65,000 shares of Crane Common Stock (the "Restricted Stock") under the Crane Co. Restricted Stock Award Plan or other applicable stock incentive plan (the "Restricted Stock Plan"). The Restricted Stock shall be subject to transfer and forfeiture restrictions that shall lapse with respect to 16,250 shares on each of the second, third, fourth and fifth anniversaries of the date of grant. The foregoing share amounts are subject to appropriate adjustments to take account of the effect of any change in the number of issued shares of Crane Common Stock in connection with a stock dividend, stock split, recapitalization or similar event that occurs prior to the date of grant of such Restricted Stock. All of the terms and conditions of the Restricted Stock shall be governed by the Restricted Stock Plan and set forth in a written restricted stock agreement containing such terms and conditions, consistent with this Agreement and the Restricted Stock Plan, as are customary for such grants by the Company.

EMPLOYMENT AGREEMENT WITH ERIC C. FAST - January 22, 2001

          (d)  Expense Reimbursement. During the Term, Mr. Fast shall be
               ---------------------
entitled to receive prompt reimbursement for all reasonable expenses incurred by Mr. Fast in performing services under this Agreement, provided that such expenses are properly accounted for and are in accordance with the policies and practices for senior executives in effect from time to time as established by the Company.

          6.   Covenants.  In order to induce the Company to enter into this
               ---------
Agreement, Mr. Fast hereby covenants as follows:

          (a)  Confidentiality. Mr. Fast agrees and understands that in his
               ---------------
current and former position with the Company, Mr. Fast has been and will be exposed to and receive information relating to the confidential affairs of the Company, including but not limited to technical information, business and marketing plans, strategies, customer information, other information concerning the Company's products, promotions, development, financing, expansion plans, business policies and practices, and other forms of information considered by the Company to be confidential and in the nature of trade secrets. Mr. Fast agrees that during the Term and thereafter, Mr. Fast shall keep such information confidential and shall not disclose such information, either directly or indirectly, to any third person or entity without the prior written consent of the Company; provided, however, that (i) Mr. Fast shall have no such obligation
             --------  -------
to the extent such information is or becomes publicly known or generally known in the Company's industry other than as a result of Mr. Fast's breach of his obligations hereunder, and (ii) Mr. Fast may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such information to the extent required by applicable laws or governmental regulations or judicial or regulatory process. This confidentiality covenant has no temporal or territorial restriction. Upon expiration of the Term, Mr. Fast shall promptly return to the Company all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data or any other tangible product or document which has been produced by, received by or otherwise submitted to Mr. Fast in the course or otherwise as a result of Mr. Fast's position with the Company during or prior to the Term, provided that the Company shall retain such materials and make them available to Mr. Fast if requested by him in connection with any litigation against Mr. Fast under circumstances in which (i) Mr. Fast demonstrates to the reasonable satisfaction of the Company that the materials are necessary to his defense in the litigation, and (ii) the confidentiality of the materials is preserved to the reasonable satisfaction of the Company.

          (b)  Records. All papers, books and records of every kind and
               -------
description relating to the business and affairs of the Company, or any of its affiliates, whether or not prepared by Mr. Fast, other than personal notes prepared by or at the direction of Mr. Fast, shall be the sole and exclusive property of the Company, and Mr. Fast shall surrender them to the Company immediately upon expiration of the Term and at any time upon request by the Board.

EMPLOYMENT AGREEMENT WITH ERIC C. FAST - January 22, 2001

          (c) Non-Competition. By and in consideration of payments and benefits
              ---------------
to be provided to Mr. Fast by the Company hereunder, Mr. Fast's exposure to the proprietary information of the Company and as an inducement to the Company to enter into this Agreement with Mr. Fast, Mr. Fast agrees that for a period of two (2) years after Mr. Fast's employment with the Company terminates for any reason (the "Non-Competition Period"), Mr. Fast shall not, directly or indirectly, own, manage, operate or control, whether as officer, director, employee, partner or investor, any Competing Enterprise. For purposes of this paragraph, the term "Competing Enterprise" shall mean any person, corporation, partnership or other entity (or any of their respective subsidiaries) which competes anywhere in the world with any business of the Company or any of its subsidiaries from which the Company derived more than five (5) percent of its sales or income during the most recently completed fiscal year. Notwithstanding anything contained in this Section 6(c) to the contrary, Mr. Fast shall not be prohibited from (i) owning less than five percent (5%) of any class of securities or debt of any corporation or other entity, whether publicly traded or privately held, (ii) serving as a general or limited partner or having a similar ownership interest in any partnership or investment company that owns or controls a Competing Enterprise so long as Mr. Fast is not actively engaged in the management of such Competing Enterprise or (iii) serving as a director of any entity which derives less than 10 percent of its sales and income from competing businesses. The Board shall consider any written request from Mr. Fast to waive this covenant as to any particular circumstance, and such waiver shall not be unreasonably withheld.

          (d)  Non-Solicitation. During the Non-Competition Period, Mr. Fast
               ----------------
shall not directly or indirectly solicit for employment on his own behalf, or on behalf of any other enterprise, any individual who is an employee of the Company during the Term or the Non-Competition Period.

          (e)  Assignment. Mr. Fast irrevocably assigns to the Company, or to
               ----------
any party designated by the Company, his entire right, title and interest in all Developments that are made, conceived, or developed by Mr. Fast, in whole or in part, alone or jointly with others, within the scope of his affiliation with the Company. Such assignment shall include, without limitation, all Intellectual Property Rights in such Developments. "Developments" shall mean all discoveries, inventions, designs, improvements, enhancements, ideas, concepts, techniques, know-how, software, documentation or other works of authorship, whether or not copyrightable or patentable, related to any business or technology that has been developed or is under development by the Company. "Intellectual Property Rights" shall mean all forms of intellectual property rights and protections that may be obtained for, or may pertain to, the confidential information (described in Section 6(a)) and Developments and may include without limitation all right, title and interest in and to (i) all Letters Patent and all filed, pending or potential applications for Letters Patent, including any reissue, reexamination, division, continuation or continuation-in-part applications throughout the world now or hereafter filed; (ii) all trade secrets, and all trade secret rights and equivalent rights arising under the common law, state law, Federal law and laws of foreign countries; (iii) all mask works, copyrights other literary property or author's rights, whether or not protected by copyright or as a mask work, under common law, state law, Federal law and laws of foreign countries; and (iv) all proprietary indicia, trademarks, tradenames, symbols, logos and/or brand names under common law, state law, Federal law and laws of foreign countries.

EMPLOYMENT AGREEMENT WITH ERIC C. FAST - January 22, 2001

          (f)  Blue Pencil. The provisions contained in this Section 6 as to the
               -----------
time periods, geographic area and scope of activities restricted shall be deemed divisible, so that if any provision contained in this Section 6 is determined to be invalid or unenforceable, that provision shall be deemed modified so as to be valid and enforceable to the full extent lawfully permitted.

          (g)  Enforcement. Mr. Fast agrees and warrants that the covenants
               -----------
contained herein are reasonable, that valid consideration has been and shall be received therefor and that the agreements set forth herein are the result of arms-length negotiations between the parties hereto. Mr. Fast recognizes that the provisions of this Section 6 are vitally important to the continuing welfare of the Company, and its affiliates, and that money damages constitute a totally inadequate remedy for any violation thereof. Accordingly, in the event of any such violation by Mr. Fast, the Company, and its affiliates, in addition to any other remedies they may have, shall have the right to institute and maintain a proceeding to compel specific performance thereof or to issue an injunction restraining any action by Mr. Fast in violation of this Section 6.

          7.   Termination of Employment.
               -------------------------

          (a)  Death or Disability. Mr. Fast's employment under this Agreement
               -------------------
shall terminate upon his death or disability. Mr. Fast shall be deemed to be disabled at the end of any period of 180 consecutive days during which, by reason of physical or mental injury or disease, Mr. Fast has, in the good faith determination of the Board, been unable to perform substantially his usual and customary duties under this Agreement. At any time and from time to time, upon reasonable request therefor by the Company, Mr. Fast shall submit to reasonable medical examination for the purpose of determining the existence, nature and extent of any such disability. The Company shall promptly give Mr. Fast notice of any such determination of Mr. Fast's disability and of the decision of the Company to terminate Mr. Fast's employment by reason thereof.

          (b)  Termination by the Company. The Company may terminate Mr. Fast's
               --------------------------
employment under this Agreement with or without Cause (as defined below) by giving written notice to Mr. Fast of such termination. For purposes of this Agreement, the Company shall have "Cause" to terminate Mr. Fast's employment under this Agreement if (i) Mr. Fast commits any intentional act or acts of disloyalty, misconduct, or moral turpitude or is convicted of a felony, (ii) Mr. Fast commits an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company or (iii) Mr. Fast intentionally violates any of the provisions of Section 6.

          (c)  Termination by Mr. Fast. Mr. Fast may resign from his employment
               -----------------------
with the Company by giving at least sixty (60) days prior written notice to the Company.

EMPLOYMENT AGREEMENT WITH ERIC C. FAST - January 22, 2001

          8.   Compensation Upon Termination.
               -----------------------------

          (a)  As a Result of Death, Disability, Cause or Resignation. If Mr.
               ------------------------------------------------------
Fast's employment under this Agreement is terminated prior to the scheduled expiration of the Term by reason of his death or disability, termination by the Company for Cause or resignation by Mr. Fast, then Mr. Fast (or in the case of his death, his personal representative) shall be entitled to receive the following benefits (collectively, the "Pre-Termination Benefits"): (i) the amount of his Accrued Obligations (as defined below), such amount to be paid in a single lump sum cash payment within thirty (30) days of the date of termination, and (ii) any payments which Mr. Fast, his spouse, beneficiaries or estate may be entitled to receive pursuant to any employee benefits plan or program of the Company. As used in this Agreement, "Accrued Obligations" means, as of the date of termination, (A) any accrued but unpaid Base Salary and (B) any accrued and unpaid expense reimbursements.

          (b)  By the Company other than for Cause.
               -----------------------------------

               (i)  Payments and Benefits. If, prior to scheduled expiration of
                    ---------------------
the Term, the Company terminates Mr. Fast's employment without Cause, or if the Company notifies Mr. Fast that it does not intend to extend the Term as contemplated by Section 1 hereof, Mr. Fast shall be entitled to receive the Pre-Termination Benefits and, subject to Section 8(b)(ii), he shall be entitled to the following (the "Post-Termination Benefits"): (1) he shall receive a lump sum in cash within thirty (30) days after the date of termination equal to the sum of (A) two (2) times his annual base salary at the then current rate and (B) the greater of (I) the amount then credited to Mr. Fast's bank account under the EVA Plan or (II) two (2) times the highest annual bonus Mr. Fast received from the Company for any of the five most recent fiscal years completed prior to the date of termination, (2) Mr. Fast and/or his family shall remain eligible for a period of two (2) years after the date of termination to receive benefits under all welfare plans maintained by the Company, provided that Mr. Fast shall bear any portion of the cost of such benefits as is required to be borne by similarly situated employees, and provided further, that such benefits shall be discontinued prior to the end of such two (2)-year period to the extent, but only to the extent, that Mr. Fast receives substantially similar benefits from a subsequent employer and (iii) all stock options granted to Mr. Fast by the Company shall become fully vested and shall remain exercisable for a period of two (2) years after the date of termination (but not after the original expiration date of such options), and all restricted stock granted to Mr. Fast by the Company shall become fully vested and non-forfeitable.

EMPLOYMENT AGREEMENT WITH ERIC C. FAST - January 22, 2001

               (ii) Conditions to Receipt of Post-Termination Benefits under
                    --------------------------------------------------------
Section 8(b)(i). As a condition to receiving any Post-Termination Benefits (but
--------------
not Pre-Termination Benefits) to which Mr. Fast would otherwise be entitled under Section 8(b)(i), Mr. Fast shall execute a release (the "Release"), in substantially the form of Annex A hereto, of any claims, whether arising under Federal, state or local statute, common law or otherwise, against the Company and its direct or indirect subsidiaries, and their respective officers, directors and stockholders which arise or may have arisen on or before the date of the Release, other than any claims under this Agreement or any rights to indemnification from the Company and its direct or indirect subsidiaries pursuant to any provisions of the Company's (or any of its subsidiaries') certificate of incorporation or by-laws, any written indemnification agreement between the Company and Mr. Fast or any directors and officers liability insurance policies maintained by the Company. If Mr. Fast fails or otherwise refuses to execute a Release within a reasonable time after the Company's request to do so, Mr. Fast will not be entitled to any Post-Termination Benefits. In addition, if, following a termination of employment that gives Mr. Fast a right to the payment of Post-Termination Benefits, Mr. Fast engages in any activities that violate any of the covenants in Section 6, Mr. Fast shall have no further right or claim to any Post-Termination Benefits and shall promptly repay any Post-Termination Benefits previously received (such repayment to be in addition to any other rights or remedies available to the Company in respect of such violation).

              (iii) Payment Obligation. Except as otherwise provided in Section
                    ------------------
8(b)(i)(2) or Section 8(b)(ii), (1) the Company's obligation to make the payments and the arrangements provided for herein shall be absolute and unconditional, and shall not be affected by any circumstances, including, without limitation, any offset, counterclaim, recoupment, defense, or other right which the Company may have against Mr. Fast or any other party, (2) all amounts payable by the Company hereunder shall be paid without notice or demand,
(3) Mr. Fast shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and (4) the obtaining of any such other employment shall in no event effect any reduction of the Company's obligations to make the payments and arrangements required to be made under this Agreement.

          9.   Miscellaneous.
               -------------

               (a)  Binding Effect. This Agreement shall be binding upon and
                    --------------
inure to the benefit of the heirs and representatives of Mr. Fast and the successors and assigns of the Company.

EMPLOYMENT AGREEMENT WITH ERIC C. FAST - January 22, 2001

               (b)  Notices. Any notice or other communication under this
                    -------
Agreement shall be in writing and shall be considered given when mailed by registered, return receipt requested mail, to the parties at the following addresses (or at such other address as a party may specify by notice to the others):

               (i)  to the Board or the Company, to:

                    Crane Co.
                    100 First Stamford Place
                    Stamford, CT  06902
                    Attention:  Corporate Secretary

               (ii) to Mr. Fast:

                    Mr. Eric C. Fast
                    200 Locust Avenue
                    Rye, New York  10580

Addresses may be changed by written notice sent to the other party at the last recorded address of that party.

               (c)  Execution in Counterparts. This Agreement may be executed in
                    -------------------------
two or more counterparts, each of which shall constitute an original, but all of which together shall constitute but a single instrument.

               (d)  Jurisdiction and Governing Law. This Agreement shall be
                    ------------------------------
governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in Delaware.

               (e)  Severability. If any provision of this Agreement, or the
                    ------------
application of any provision to any person or circumstance, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of that provision to other persons or circumstances shall not be affected but shall be enforced to the full extent permitted by law.

               (f)  Prior Understandings. Except as otherwise expressly provided
                    --------------------
in Section 1 with respect to the Original Employment Agreement, this Agreement embodies the entire understanding of the parties hereof, and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto. Notwithstanding any provision of this Agreement to the contrary, Mr. Fast's Employment/Severance Agreement, dated as of September 27, 1999 (the "Change in Control Agreement"), shall remain in effect, and upon the occurrence of a Change in Control (as defined in the Change in Control Agreement), this Agreement shall terminate and Mr. Fast's rights shall be governed by the Change in Control Agreement. If Mr. Fast becomes eligible to receive severance payments and benefits under the Change in Control Agreement, he shall not be eligible for any severance payments and benefits under this Agreement.

EMPLOYMENT AGREEMENT WITH ERIC C. FAST - January 22, 2001

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                   CRANE CO.

                                   By: /s/ R. S. Evans
                                      ----------------
                                   Name:  R. S. Evans

                                   Title:   Chairman and Chief Executive Officer

                                   /s/ E. C. Fast
                                   ------------------
                                   Eric C. Fast

EMPLOYMENT AGREEMENT With Eric c. fast - January 22, 2001

                                                                         Annex A

                                 FORM OF RELEASE
                                 ---------------
          The undersigned individual and Crane Co., a Delaware corporation (the "Company"), are parties to an Employment Agreement, dated as of January 22, 2001 (the Agreement"). Under Section 8(b)(ii) of the Agreement, the undersigned's right to receive certain Post-Termination Benefits (as defined in the Agreement) is subject to, among other things, the undersigned's execution and delivery of this Release. The undersigned acknowledges that, by signing this Release and accepting the Post-Termination Benefits, the undersigned is giving up forever the right to seek any further monetary or other relief from the Company as a result of the undersigned's employment or termination of employment.

          Pursuant to that understanding and as a consideration for the Post-Termination Benefits, the undersigned, intending to be legally bound, irrevocably and unconditionally releases, acquits and discharges the Company and any of its affiliated companies, its past and present officers, directors, trustees, representatives, shareholders, agents, servants, employees, successors and assigns (separately and collectively, "releasees") jointly and individually from any and all claims, known or unknown, which the undersigned, his heirs, executors, administrators, successors or assigns have, shall or may have against releasees and any and all liability which the releasees may have to the undersigned whether called claims, demands, causes of action, judgments, debts, accounts, obligations, damages, or liabilities, arising from any and all bases, however called, including but not limited to, claims of discrimination, contract, tort, conversion, interference with contract, wrongful discharge, conspiracy, fiduciary breach or whistleblower under any federal, state or local law, rule, ordinance, or regulation. This Release relates to claims arising from and during employment or as a result of the undersigned's termination of employment and the facts and events related thereto, whether those claims are past or present, whether they rise from common law or statute, order or ordinance. The Undersigned specifically acknowledges that this Release is applicable to any claim under the Age Discrimination in Employment Act of 1967, as amended, (or any similar state or local law). This Release is for any relief no matter how called, including, but not limited to, wages, back pay, front pay, compensatory damages, liquidated damages, punitive damages, damages for pain or suffering, claims for non-vested benefits costs or attorneys' fees, or to be continued in the employ of the Company or reinstated to employment with the Company. Further, the undersigned agrees that the undersigned will not be entitled to any benefit from any claim or proceedings filed by the undersigned or on his behalf with any agency or court.

          Notwithstanding the foregoing, this Release shall not extinguish the undersigned's rights as expressly set forth in the Agreement. Finally, nothing contained in this Release is intended to or constitutes a waiver of any rights the undersigned may have to indemnification under applicable Company policies or any individual indemnification agreement with respect to any claim brought by third parties against the undersigned in connection with his Company employment. The undersigned states that he knows and understands the contents of this Release, that he executes this document knowingly and voluntarily as his own free act and deed, and that this document was freely negotiated and entered into without fraud, duress or coercion. The undersigned acknowledges that he was given at least twenty-one (21) days in which to consider whether to execute this Release before being required to make a decision and that he may revoke the Release for a period of seven (7) days from the date that he executed the Release, in which event he shall not be entitled to the Post-Termination Benefits.

__________________________          Date:______________
         [Employee]